EXHIBIT 21


               STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT


    Information is set forth below concerning all operating subsidiaries of the Company as of June 30, 1994 (except subsidiaries which, considered in the aggregate do not constitute a significant subsidiary):

                                                                    Percentage
                                                       Percentage   of Voting
                                                        of Voting     Stock
                                                       Stock Owned   Owned by
                                    Jurisdiction of      by the      Immediate
     Name of Subsidiary              Incorporation       Company       Parent

Crest Fruit Company...............  Texas		   100%

Custom Hoists, Inc................  Ohio		   100%

James Burn/American, Inc..........  New York		   100%

Standex Financial Corp. ..........  Delaware		   100%

SXI Limited.......................  Canada		   100%

Keller-Dorian Graveurs, S.A. .....  France		   100%

S. I. de Mexico S.A. de C.V. .....  Mexico		   100%

Standex International FSC, Inc. ..  Virgin Islands	   100%

Standex International GmbH........  Germany		   100%

  Standex International
    Engraving GmbH ...............  Germany		       		 100%

Standex Holdings Limited..........  United Kingdom	   100%

  Standex International
    Limited.......................  United Kingdom	                 100%

  Roehlen Industries Pty.
    Limited.......................  Australia		    50%		  50%

  James Burn International
    Limited.......................  United Kingdom	       		 100%

  Standex Electronics (U.K.)
    Limited.......................  United Kingdom	       		 100%